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                                 Exhibit 23.3


                                                             1300 I Street, N.W.
                                                                  Suite 470 East
                                                          Washington, D.C. 20005
                                                        Telephone (202) 737-7900
Breyer & Aguggia                                        Facsimile (202) 737-7979
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ATTORNEYS AT LAW



                                     December 10, 1997



Board of Directors
Heritage Bancorp, Inc.
201 W. Main Street
Laurens, South Carolina  29360

     RE:  Heritage Bancorp, Inc.
          Registration Statement on Form S-1

To the Board of Directors:

     We hereby consent to the filing of the form of our federal tax opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included therein under the headings "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Association" and "LEGAL AND TAX OPINIONS."



                                        Sincerely,

                                        /s/ Breyer & Aguggia


                                        BREYER & AGUGGIA


Washington, D.C.